             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

Date  of  Report (Date of earliest event reported) September
26, 1997

        Metropolitan Mortgage & Securities Co., Inc.
   (Exact name of registrant as specified in its charter)

Washington               333-335          91-06069840
(State or other          (Commission    (I.R.S. Employer
jurisdiction of          File Number)    Identification
incorporation)                              Number)

          W. 929 Sprague Avenue, Spokane, WA 99204
          (Address of principal executive offices)

Registrant's telephone number, including area code (509) 838-
3111

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Item 5. Other Events.

On September 26, 1997, Metropolitan Mortgage & Securities
Co., Inc. ("Metropolitan") and its wholly owned subsidiary, Western United Life Assurance Company ("Western"), sold approximately $143.75 million in first lien mortgage loans secured by, and contracts for the sale of real property relating to, residential, multi-family and commercial properties (the "Mortgage Loans"). Such sale was made in connection with the issuance of approximately $152.08 million of mortgage pass-through certificates (the
"Certificates"), of which $146.76 million were sold in a private offering. In connection with the sale, Metropolitan received cash and approximately $5.32 million in Certificates resulting in an after tax profit of approximately $5.5 million.

Summit Securities, Inc. ("Summit") and its wholly owned subsidiaries, Old Standard Life Insurance Company ("Old
Standard")and Arizona Life Insurance Company ("Arizona
Life"), also participated in the offering by selling approximately $8.33 million of Mortgage Loans. Summit and Old Standard are under common control with Metropolitan.

The Mortgage Loans were sold to Metropolitan Asset Funding, Inc. II ("MAFI II") which in turn sold the Mortgage Loans to the trust created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 1997, among MAFI II, as depositor, Metropolitan, Western, Summit, Old Standard and Arizona Life, as sellers of the Mortgage Loans, Metwest Mortgage Services, Inc. ("Metwest"), as the master servicer, and The Bank of New York, as trustee. Pursuant to the Agreement, Metwest, a wholly owned subsidiary of Metropolitan, will continue to service the Mortgage Loans for which it will receive a fee.

On September 29, 1997, (the "Closing Date") Metropolitan sold approximately $27.66 million in first lien, fixed rate installment loans secured by timeshare unit intervals at the Lawai Beach Resort located in Kauai, Hawaii (the "Timeshare Loans"). Such sale was made in connection with the issuance of approximately $29.66 million of fixed-rate timeshare mortgage certificates (the "Certificates"), of which $27.87 million were sold in a private offering. In addition, on the Closing Date, $2 million was deposited into a separate pre-funding account which will be used to purchase, from Metropolitan, up to $2 million additional Timeshare Loans during the pre-funding period which ends 90 days after the Closing Date. Any amounts on deposit in the pre-funding account as of the last day of the pre-funding period will be used to repay the Certificates pro rata. In connection with the sale, Metropolitan received cash and approximately $1.79 million in Certificates resulting in an after tax profit of approximately $1.0 million.

The Mortgage Loans were sold to MAFI II which in turn sold the Timeshare Loans to the trust created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of August 1, 1997 among MAFI II, as depositor, Metropolitan, as seller of the Timeshare Loans, Metwest Mortgage Services, Inc. ("Metwest"), as the master servicer, and the Bank of New York, as trustee. Pursuant to the Agreement, Metwest will continue to service the Timeshare Loans for which it will receive a fee.

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                                SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 30, 1997

               METROPOLITAN MORTGAGE & SECURITIES CO., INC.


               /S/ BRUCE BLOHOWIAK


                BY: BRUCE BLOHOWIAK, Vice President